SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Commission File Number 000-30779


                                February 3, 2004
                           Earliest Date of the Report


                        Shimoda Resources Holdings, Inc.
             (Exact name of registrant as specified by its charter)



         Nevada                                                  75-2843787
(State of incorporation)                                   (IRS Employer Number)


                   15 River Road, Suite 230, Wilton, CT 06897
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (203) 563-9430

Item 5.  Other Events and Regulation FD Disclosure.

The Company is pleased to announce the appointment of Ann L. Chu as Chief Financial Officer, Company Secretary and Treasurer, commencing May 17th., 2004. Ann was formerly Vice President - Finance & Operations at TDA Capital Partners (affiliated with Templeton Direct Advisors), overseeing all financial, legal/tax, administrative and human resources functions for this private equity and venture capital firm, investing in emerging Central & Eastern European companies. She has previous experience at Kenmar Group, Morgan Stanley & Co, Inc., Chase Manhattan Bank N.A., Price Waterhouse and Deloitte & Touche. Ann is a Certified Public Accountant registered in New York State.

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This  Form 8-K  contains  certain  forward-looking  statements  and  information relating to the Company that is based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



/s/ David Mapley
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Dated:  February 3, 2004
David Mapley, President & CEO
Shimoda Resources Holdings, Inc.